UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 14, 2014

Brown-Forman Corporation

(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0143150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced by Brown-Forman Corporation (the “Company”) on November 21, 2013, Donald C. Berg, Executive Vice President and former Chief Financial Officer, retired from employment with the Company effective April 30, 2014.

On May 14, 2014, the Company and Mr. Berg entered into a Letter Agreement (“Letter Agreement”) that provides for the following compensatory arrangements. Mr. Berg will receive his salary (including a pro rated holiday bonus), short and long-term incentive compensation (with Company performance used as a proxy for his individual performance score), and all Company-paid benefits through April 30, 2014. In addition, the Company will pay Mr. Berg a one-time lump sum transition payment of $598,958, and will continue to pay the Company’s portion of Mr. Berg’s health and dental insurance premiums under COBRA through January 31, 2015.

Mr. Berg will be treated as a retiree for purposes of his outstanding long-term cash and equity awards. A description of this treatment is included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 27, 2013, in the section entitled “Potential Payments upon Termination or Change in Control” beginning on page 54, which description is incorporated by reference herein.

The Letter Agreement contains a release and covenant not to sue, as well as non-disparagement, confidentiality, non-competition, standstill, cooperation, and indemnification provisions. The foregoing summary of the Letter Agreement and its terms is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following Exhibit is filed as part of this Report on Form 8-K.

10.1	Letter Agreement between Brown-Forman Corporation and Donald C. Berg dated May 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation
(Registrant)

May 15, 2014	/s/ Holli H. Lewis
(Date)	Holli H. Lewis
Vice President, Assistant General Counsel – Corporate, and Assistant Corporate Secretary

Exhibit Index

Exhibit Number	Description

10.1	Letter Agreement between Brown-Forman Corporation and Donald C. Berg dated May 14, 2014